UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Form 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002

Registrant’s telephone number, including area code: (713) 652-0582

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OIS	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2020 Annual Meeting of Stockholders of Oil States International, Inc. (the "Company") was held on May 12, 2020. At the Annual Meeting, the stockholders of the Company (i) elected three Class I members to the Board of Directors, (ii) approved, on an advisory basis, the compensation of the named executive officers and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The voting results for each proposal were as follows:
1. To elect the three Class I members to the Board of Directors:

	For	Withheld	Broker Non-Votes
Lawrence R. Dickerson	53,096,869	1,873,144	2,680,223
Christopher T. Seaver	53,174,146	1,795,867	2,680,223
Cindy B. Taylor	53,848,123	1,121,890	2,680,223
2. To approve, on an advisory basis, the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
47,599,751	7,317,358	52,904	2,680,223
3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020:

For	Against	Abstain
56,162,861	1,483,467	3,908

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL STATES INTERNATIONAL, INC.
(Registrant)

Date:	May 12, 2020	By:	/s/ LLOYD A. HAJDIK
Lloyd A. Hajdik
Executive Vice President, Chief Financial Officer & Treasurer